Security Information








Security Purchased
Comparison Security
Comparison Security
CUSIP
592179JF3


Issuer
MET LIFE GLOBAL FUNDING I


Underwriters
BoA, Credit Suisse, DBSI, Morgan Stanley


Years of continuous operation, including predecessors
> 3 years


Security
MET FRN 04/13/2009


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Morgan Stanley


Firm commitment underwriting?
Yes


Trade date/Date of Offering
4/7/2008


Total amount of offering sold to QIBs
1,000,000,000


Total amount of any concurrent public offering
0


Total
1,000,000,000


Public offering price
100.00


Price paid if other than public offering price
 N/A


Underwriting spread or commission
0.35%


Rating
Aaa/AAA


Current yield
3.09%


Benchmark vs Spread (basis points)
38 bp










Fund Specific Information








Board
Total Par Value
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund
Security
Performance^
Fund Performance^
Measurement Date*
DWS Funds







Cash Management Portfolio
DWS
35,000,000
 $
35,000,000
3.50%



Total

35,000,000
 $
35,000,000
3.50%











^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.